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                                                                   Exhibit 10(v)


                         2000 DECLARATION OF AMENDMENT
                            TO THE BB&T CORPORATION
                       NON-EMPLOYEE DIRECTORS' DEFERRED
                      COMPENSATION AND STOCK OPTION PLAN


          THIS DECLARATION OF AMENDMENT, made the 24 day of October, 2000, by BB&T Corporation (the "Company"), as sponsor of the BB&T Corporation Non-Employee Directors' Deferred Compensation and Stock Option Plan (the "Plan").

                                R E C I T A L S :
                                ---------------

          It is deemed advisable for the Company to amend the Plan to: (i) clarify the provisions of the Plan relating to the calculation of installment payments; and (ii) allow a designated officer of the Company to amend the Plan to provide for the merger or consolidation of another plan into the Plan.

          NOW, THEREFORE, it is declared, that effective as of the date hereof, the Plan shall be and hereby is amended as follows:

     1. Delete Section 3.3.2(e) in its entirety and substitute therefor the following:

          "(e)   Installment Payments: If the Participant's vested Accrued
          Benefit is to be distributed in installments pursuant to the Term Certain Option, the amount of each monthly installment shall initially be equal to the value of the Deferred Compensation Account as of the date benefit payments are to commence multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of installments to be paid. As of each February 1 (the `Annual Valuation Date'), the amount of the monthly installment payment shall be adjusted so that for the twelve consecutive month period beginning on such Annual Valuation Date the amount of each monthly installment payment shall be equal to the value of the Deferred Compensation Account on such Annual Valuation Date multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining to be

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          paid. The Deferred Compensation Account shall continue to be adjusted as provided in Section 3.6 until the entire balance credited to the Deferred Compensation Account has been paid."

     2.   Insert the following new material after the second sentence of Section
          10:

     "Notwithstanding the foregoing, and until otherwise decided by the Board, the officer of the Company specifically designated in resolutions adopted by the Board shall have the authority to amend the Plan to provide for the merger or consolidation of another directors' deferred compensation and/or stock option plan into this Plan, and in connection therewith, to set forth any special provisions that may apply to the participants in such other plan as an Exhibit attached hereto."

          IN WITHNESS WHEREOF, this Amendment has been executed by the Company as of the day and year first above written.

                                             BB&T CORPORATION


                                                   /s/ Robert E. Greene
                                             By:--------------------------
                                                        President
Attest:

/s/ Jerone C. Herring
---------------------
    Secretary

[Corporate Seal]

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